UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 17, 2012

WMI LIQUIDATING TRUST
(Exact name of registrant as specified in its charter)

Commission File Number:  1-14667

WASHINGTON	45-6794330
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1201 THIRD AVENUE, SUITE 3000
SEATTLE, WASHINGTON 98101
(Address of principal executive offices, including zip code)

(206) 432-8887
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

As previously disclosed in the Current Report on Form 8-K that was filed by Washington Mutual, Inc. (“WMI”) with the Securities and Exchange Commission on March 12, 2012, WMI Liquidating Trust (the “Trust”) was formed on March 6, 2012, when WMI and WMI’s wholly-owned subsidiary, WMI Investment Corp. (“Investment” and collectively with WMI, the “Debtors”), entered into a liquidating trust agreement with William C. Kosturos as the liquidating trustee, and CSC Trust Company of Delaware, as the Delaware resident trustee (the “Agreement”). As previously announced, the Debtors’ Seventh Amended Joint Plan of Affiliated Debtors Pursuant to Chapter 11 of the United States Bankruptcy Code, as modified by the Modification of Seventh Amended Plan dated January 9, 2012, the Second Modification of Seventh Amended Plan dated January 12, 2012, and the Third Modification of Seventh Amended Plan dated February 16, 2012 (collectively, the “Plan”), became effective on March 19, 2012 (the “Effective Date”).

As disclosed in the attached Notice of Final Effective Date of LTW Settlement filed by counsel for the Trust with the U.S. Bankruptcy Court for the District of Delaware presiding over the Debtors’ Chapter 11 proceedings (the “Bankruptcy Court”) on April 17, 2012 [D.I. 10067] (the “LTW Notice”, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference), none of the Attorney General of the United States, the Comptroller of the Currency or any of the States Attorneys General (collectively, the “Government Parties”) interposed an objection to the Stipulation and Agreement Between the Debtors and Class Representatives of the LTW Holders Resolving Adversary Proceeding and The LTW Proofs of Claim, dated January 10, 2012 (the “LTW Stipulation”) between the Debtors and Axicon Partners, LLC, Blackwell Capital Partners, LLC, Brennus Fund Limited, Costa Brava Partnership III, LLP, Nantahala Capital Partners, LP, Sonterra Capital Master Fund, Ltd, (collectively, the “Named Plaintiffs”), individually and on behalf of all holders of Litigation Tracking Warrants originally issued by Dime Bancorp, Inc. (collectively, the “LTW Holders”). As a result, as disclosed in the attached LTW Notice and in accordance with the Bankruptcy Court’s Order Pursuant to Section 105(a) of the Bankruptcy Code, Bankruptcy Rules 7023 and 9019, and Federal Rule of Civil Procedure 23(e), Approving Stipulation and Agreement Between the Debtors and Class Representatives of the LTW Holders, dated February 11, 2012 [D.I. 9649] (the “LTW Order”, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference) and the LTW Stipulation, distributions were made with respect to the Allowed LTW Claims (within the meaning of the LTW Order and LTW Stipulation, respectively) on April 17, 2012, to those LTW Holders who executed and delivered releases in accordance with Section 41.6 of the Plan. Such distributions consisted of an aggregate of $8,070,454.18 in cash, $39,051.00 in Runoff Notes (as such term is defined in the Plan) and 4,486,672 shares of common stock of reorganized WMI (“WMI Holdings Corp.”). As also disclosed in Section 41.6 of the Plan, those LTW Holders who did not release their claims will not receive any distribution under the Plan.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K (including the exhibits hereto) may contain certain estimates, statements of belief or judgment and assumptions that may be deemed to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and/or the “Bespeaks Caution” doctrine applied by the courts under the antifraud provisions of the federal securities laws. Such forward-looking statements are based on current plans, expectations, estimates, beliefs and judgments about the value of the assets of the Trust and Liquidating Trust Interests. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” or variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future payments to current or future holders of Liquidating Trust Interests and are subject to risks and uncertainties that are difficult to predict. These risks include, among other factors: (i) the Trust’s ability to obtain the approval of the Bankruptcy Court with respect to motions in the Debtors’ Chapter 11 proceedings prosecuted by the Trust from time to time; (ii) the Trust’s ability to resolve disputed claims; (iii) risks associated with any litigation and other claims that might be brought against the Debtors or the Trust in the future during the anticipated initial three year term of the Trust (which term is subject to extension for up to an additional three years, subject to certain limited exceptions, with the approval of the Court); and (iv) there is no liquidity for the Liquidating Trust Interests issued by the Trust, which are non-certificated and non-transferable other than

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by will, intestate succession or operation of law. Unless required by law, the Trust does not undertake any obligation to update publicly any forward-looking statements.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Notice of Final Effective Date of LTW Settlement, dated April 17, 2012 [D.I. 10067].
99.2
Order Pursuant To Section 105(a) of the Bankruptcy Code, Bankruptcy Rules 7023 and 9019, and Federal Rule Of Civil Procedure 23(e), Approving Stipulation And Agreement Between the Debtors and Class Representatives of the LTW Holders, dated February 11, 2012 [D.I. 9649].

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Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WMI LIQUIDATING TRUST

Date: April 24, 2012	By:	/s/ John Maciel
John Maciel
Chief Financial Officer, WMI Liquidating Trust on behalf of Washington Mutual, Inc. and WMI Investment Corp.